As filed with the Securities and Exchange Commission on May 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AETERNA ZENTARIS INC.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Norton Rose Fulbright Canada, LLP,

222 Bay Street, Suite 3000,

PO Box 53, Toronto ON M5K 1E7, Canada

(843) 900-3211

(Address of Principal Executive Offices)

2018 Long-Term Incentive Plan

(Full title of the plan)

Klaus Paulini, PhD

President and Chief Executive Officer

Aeterna Zentaris Inc.,

c/o Norton Rose Fulbright Canada, LLP,

222 Bay Street, Suite 3000,

PO Box 53, Toronto ON M5K 1E7, Canada

(Name and address of agent for service)

(843) 900-3211

(Telephone number, including area code, of agent for service)

Copies to:

Janet Grove, Esq. Trevor Zeyl, Esq. Norton Rose Fulbright Canada LLP 222 Bay Street, Suite 3000, P.O. Box 53, Toronto ON M5K 1E7 Canada (416) 216-4792	Scott Saks, Esq. Norton Rose Fulbright US LLP 1301 Avenue of the Americas New York, New York 10019-6022 United States (212) 318-3151

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified by Part I of Form S-8 (Item 1. Plan Information and Registrant Information and Item 2. Employee Plan Annual Information) have been or will be delivered to each participant in the Aeterna Zentaris Inc. 2018 Long-Term Incentive Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. This information has been omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act and the introductory note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of Part II of this Registration Statement on Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed or furnished by the Aeterna Zentaris Inc. (the “Registrant”) with the Commission are hereby incorporated by reference in this Registration Statement on Form S-8:

(a)	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on March 27, 2024 (the “2023 Form 20-F”);

(b)	the Registrant’s Reports on Form 6-K furnished to the Commission on March 28, 2024 (including Exhibit 99.1 thereto), May 1, 2024 (including Exhibits 99.1 and 99.2 thereto), May 9, 2024 (including Exhibit 99.1 thereto, but excluding Exhibit 99.2 thereto), May 14, 2024 (including Exhibits 99.1 and 99.2 thereto), May 15, 2024 (including Exhibit 99.1 thereto), May 15, 2024 (including Exhibits 99.1, 99.2 and 99.3 thereto, but excluding Exhibits 23.1 and 23.2 thereto), May 16, 2024 (including Exhibits 99.1 and 99.2 thereto, but excluding Exhibits 99.3 and 99.4 thereto) and May 17, 2024 (including Exhibits 99.1 and 99.2 thereto); and

(c)	the description of the Registrant’s Common Shares contained in Exhibit 2.2 to the 2023 Form 20-F, including any amendment or report filed with the Commission for the purpose of updated such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any Form 6-K subsequently furnished by the Registrant that are identified by the Registrant as being incorporated by reference in this Registration Statement on Form S-8, prior to the filing of a post-effective amendment which indicates that all securities offered in this Registration Statement on Form S-8 have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement on Form S-8 and the Section 10(a) prospectus included herein and to be part hereof and thereof from the date of filing or submission of such documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference into, or set forth directly in or deemed to be part of, this Registration Statement on Form S-8, or the prospectus included herein, shall be deemed to be modified, superseded and/or replaced for purposes of this Registration Statement on Form S-8, and the prospectus included herein, to the extent that a statement contained in, or deemed to be part of, this Registration Statement on Form S-8, including the prospectus contained herein, or in any other subsequently filed or furnished document that is also, or is also deemed to be, incorporated by reference, or deemed to be a part of, this Registration Statement on Form S-8, including the prospectus contained herein, modifies, supersedes and/ or replaces such statement. Any such statement so modified, superseded and/ or replaced shall not be deemed, except as so modified, superseded and/or replaced, to constitute a part of this Registration Statement on Form S-8, or the prospectus included herein.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers

Under Section 124 of the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he or she was not judged by the Court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above. The Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if he or she does not fulfill the conditions set forth above to qualify for indemnification.

In accordance with the provisions of the CBCA described above, the by-laws of the Registrant provide that the Company shall, to the full extent provided by law, indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant has also agreed to indemnify and save harmless the directors and its senior corporate officers as well as the managing director of its German subsidiary pursuant to various Director and Officer Indemnification Agreements against certain costs, charges, damages, awards, settlements, liabilities, interest, judgments, fines, penalties, statutory obligations, professional fees and retainers and other expenses of whatever nature or kind, provided that any such costs, charges, professional fees and other expenses are reasonable (collectively, “Expenses”) and from and against all Expenses sustained or incurred by the indemnified party as a result of serving as a director, officer or employee of the Registrant in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted, omitted or acquiesced in by the indemnified party as a director, officer or employee of the Registrant. The form of Director and Officer Indemnification Agreement has been furnished to the Commission as Exhibit 99.1 to the Registrant’s Report on Form 6-K dated October 21, 2016.

Item 7. Exemption From Registration Claimed

Not applicable.

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Item 8. Exhibits

Exhibit No.	Description

4.1 *	Restated Certificate of Incorporation and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K furnished to the Commission on May 25, 2011)

4.2 *	Certificate of Amendment and Articles of Amendment of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K furnished to the Commission on October 3, 2012)

4.3 *	Certificate of Amendment and Articles of Amendment of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K furnished to the Commission on November 17, 2015)

4.4 *	Certificate of Amendment and Articles of Amendment of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K furnished to the Commission on May 1, 2024)

4.5 *	Amended and Restated By-Law One of the Registrant (incorporated by reference to Exhibit 1.3 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2012 filed with the Commission on March 22, 2013)

4.6 *	Second Amended and Restated Stock Option Plan of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2013 filed with the Commission on March 21, 2014)

4.7 *	Amended and Restated Shareholder Rights Plan Agreement between the Registrant and Computershare Trust Company of Canada, as Rights Agent, dated as of May 8, 2019 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K furnished to the Commission on May 9. 2019)

4.8 *	2018 Long-Term Incentive Plan of the Registrant (incorporated by reference to Exhibit 4.7 of the Registrant’s Form S-8 filed with the Commission on May 8, 2018)

5.1* *	Opinion of Norton Rose Fulbright Canada LLP.

23.1* *	Consent of Deloitte LLP

23.2* *	Consent of Ernst & Young LLP

23.3**	Consent of Raymond Chabot Grant Thornton LLP

23.4* *	Consent of Norton Rose Fulbright Canada LLP (included in Exhibit 5.1).

23.5**	Consent of Raymond James & Associates Inc.

24.1* *	Power of Attorney (included on the signature page of the Registration Statement)

107* *	Filing Fee Table

* Incorporated by Reference.

** Filed herewith.

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Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charleston, South Carolina, on May 30, 2024.

AETERNA ZENTARIS INC.

By:	/s/ Giuliano La Fratta
Name:	Giuliano La Fratta
Title:	Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Klaus Paulini, PhD and Giuliano La Fratta and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the U.S. Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by or on behalf of the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Klaus Paulini	President, Chief Executive Officer and Director	May 30, 2024
Klaus Paulini, PhD	(Principal Executive Officer)

/s/ Giuliano La Fratta	Senior Vice President, Chief Financial Officer	May 30, 2024
Giuliano La Fratta	(Principal Financial Officer and Principal Accounting Officer)

/s/ Carolyn Egbert	Director and Chair of the Board	May 30, 2024
Carolyn Egbert

/s/ Dennis Turpin	Director	May 30, 2024
Dennis Turpin

/s/ Peter G. Edwards	Director	May 30, 2024
Peter G. Edwards

/s/ Gilles Gagnon	Director	May 30, 2024
Gilles Gagnon

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form S-8, in the capacity of the duly authorized representative of the Registrant in the United States, on May 30, 2024.

AETERNA ZENTARIS, INC.

By:	/s/ Giuliano La Fratta
Name:	Giuliano La Fratta
Title:	Authorized Signatory

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